UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 30, 2006

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts  01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code  (413) 243-1600

Item 8.01.      Other Events.

Wave Systems Corp. (“Wave”) has signed a license agreement with Gateway Companies, Inc. (“Gateway”) permitting the distribution of a custom version of Wave’s Embassy® Trust Suite security software technology with Gateway’s  personal computer products equipped with trusted computing security chips known as Trusted Platform Modules (TPMs).  Wave will receive a per-unit royalty based on Gateway’s shipment volumes of products that are equipped with or include the custom Embassy technology.  However, the contract does not provide for guaranteed minimum or maximum shipped quantities or royalties.  Additionally, an expanded and more powerful suite of trusted computing software, the Wave Embassy Trust Suite 5.0, offering enhanced security management as well as improved data protection, will be available to customers as a purchase option directly from Gateway.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

	By	:/s/ Gerard T. Feeney
Gerard T. Feeney
Chief Financial Officer

Dated: January 30, 2006